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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-13499 and 333-79413 of Simula, Inc. on Form S-3 and in Registration Statement Nos. 33-93928, 333-14021, 333-22989, and 333-57541 of Simula, Inc. on
Form S-8 of our report dated March 29, 2000, appearing in this Annual Report on Form 10-K of Simula, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Phoenix, Arizona

April 10, 2000